Exhibit 10.2

CHANGE IN CONTROL EMPLOYMENT AGREEMENT

CHANGE IN CONTROL EMPLOYMENT AGREEMENT, dated as of the 14th day of September, 2015 (this “Agreement”), by and between Wausau Paper Corp., a Wisconsin corporation (the “Company”), and Matthew L. Urmanski (the “Executive”).

WHEREAS, the Board of Directors of the Company (the “Board”), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a “Change in Control” (as defined herein).  The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive’s full attention and dedication to the Company in the event of any Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control that ensure that the compensation and benefits expectations of the Executive will be satisfied and that provide the Executive with compensation and benefits arrangements that are competitive with those of other corporations.  Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

Section 1.

Certain Definitions.

(a)

“Affiliated Company” means any company controlled by, controlling or under common control with the Company.

(b)

“Change in Control” means a “Change in Control” of the Company as defined in the Wausau Paper Corp. 2010 Stock Incentive Plan, as in effect on September 14, 2015; provided, however, that for purposes of this Agreement a Change in Control shall be determined without regard to Section 14.3 of the Wausau Paper Corp. 2010 Stock Incentive Plan, and further shall be determined by reference to the composition of the Company’s Board of Directors on September 14, 2015 when determining whether there has been a requisite change in composition of such Board of Directors.

(c)

“Change in Control Period” means the period commencing on the date hereof and ending on the second anniversary of the date hereof.

(d)

“Effective Date” means the first date during the Change in Control Period (as defined herein) on which a Change in Control occurs.  Notwithstanding anything in this Agreement to the contrary, if (A) the Executive’s employment with the Company is terminated by the Company, (B) the Date of Termination is prior to the date on which a Change in Control occurs, and (C) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement, the “Effective Date” means the date immediately prior to such Date of Termination.

(e)

“2012 Agreement” means the Change in Control Employment Agreement between the Company and the Executive effective December 14, 2012.

Section 2.

Employment Period.  The Company hereby agrees to continue the Executive in its employ, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of the Effective Date (the “Employment Period”).  The Employment Period shall terminate upon the Executive’s termination of employment for any reason.

Section 3.

Terms of Employment.

(a)

Position and Duties.

(1)

During the Employment Period, (A) the Executive’s position, authority, duties and responsibilities shall be at least commensurate in all respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date, (B) the Executive’s services shall be performed at the office where the Executive was employed immediately preceding the Effective Date or at any other location less than 35 miles from such office, and (C) the Executive shall not be required to travel on Company business to a substantially greater extent than required during the 120-day period immediately prior to the Effective Date.

(2)

During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities.  During the Employment Period, it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, so long as such service does not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.  It is expressly understood and agreed that, to the extent that any such services have been provided by the Executive prior to the Effective Date, the continuation of such services (or the provision of services similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

(b)

Compensation.  (1)  Base Salary.  During the Employment Period, the Executive shall receive an annual base salary (the “Annual Base Salary”) at an annual rate at least equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to the Executive by the Company and the Affiliated Companies in respect of the one-year period immediately preceding the month in which the Effective Date occurs.  The Annual Base Salary shall be paid at such intervals as the Company pays executive salaries generally.  During the Employment Period, the Annual Base Salary shall be reviewed at least annually, beginning no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date.  Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.  The Annual Base Salary shall not be reduced after any such increase and the term “Annual Base Salary” shall refer to the Annual Base Salary as so increased.

(2)

Annual Bonus.  In addition to the Annual Base Salary, the Executive shall be eligible to earn, for each fiscal year ending during the Employment Period, an annual bonus (the “Annual Bonus”) in cash with payment levels assuming the achievement of targeted performance levels and individual objectives that are at least equal to the Executive’s payment levels using the same assumptions under the Company’s annual Cash Incentive Plan for Executive Officers, or any comparable bonus under any predecessor or successor plan, for the fiscal year in which the Effective Date occurs (or, if no payment levels are established for such fiscal year, the payment levels for the immediately preceding fiscal year).  Each such Annual Bonus shall be paid no later than two and a half months after the end of the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to an arrangement that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(3)

Long-Term Cash and Equity Incentives, Savings and Retirement Plans.  During the Employment Period, the Executive shall be entitled to participate in all long-term cash incentive, equity incentive, savings and retirement plans, practices, policies, and programs applicable generally to other peer executives of the Company and the Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and the Affiliated Companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the Affiliated Companies.

(4)

Other Benefit Plans.  During the Employment Period, the Executive and/or the Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit, fringe benefit, vacation and paid time off and expense reimbursement plans, practices, policies and programs provided by the Company and the Affiliated Companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and the Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the Affiliated Companies.

Section 4.

Termination of Employment.

(a)

Death or Disability.  The Executive’s employment shall terminate automatically if the Executive dies during the Employment Period.  If the Company determines in good faith that the Disability (as defined herein) of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 11(b) of its intention to terminate the Executive’s employment.  In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties.  “Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld).

(b)

Cause.  The Company may terminate the Executive’s employment during the Employment Period with or without Cause.  “Cause” means:

(1)

the willful and continued failure of the Executive to perform substantially the Executive’s duties (as contemplated by Section 3(a)(1)(A)) with the Company or any Affiliated Company (other than any such failure resulting from incapacity due to physical or mental illness or following the Executive’s delivery of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company that specifically identifies the manner in which the Board or the Chief Executive Officer of the Company believes that the Executive has not substantially performed the Executive’s duties, or

(2)

the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this Section 4(b), no act, or failure to act, on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company.  Any act, or failure to act, based upon (A) authority given pursuant to a resolution duly adopted by the Board, or if the Company is not the ultimate parent corporation of the Affiliated Companies and is not publicly-traded, the board of directors of the ultimate parent of the Company (the “Applicable Board”) or (B) the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.  The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Applicable Board (excluding the Executive, if the Executive is a member of the Applicable Board) at a meeting of the Applicable Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Applicable Board), finding that, in the good faith opinion of the Applicable Board, the Executive is guilty of the conduct described in Section 4(b)(1) or 4(b)(2), and specifying the particulars thereof in detail.

(c)

Good Reason.  The Executive’s employment may be terminated during the Employment Period by the Executive for Good Reason or by the Executive voluntarily without Good Reason.  “Good Reason” means actions taken by the Company resulting in a material negative change in the employment relationship.  For these purposes, a “material negative change in the employment relationship” shall include, without limitation:

(1)

the assignment to the Executive of duties materially inconsistent with the Executive’s position, authority, duties or responsibilities as contemplated by Section 3(a), or a material diminution in such position, authority, duties or responsibilities;

(2)

a material diminution in the authorities, duties or responsibilities of the person to whom the Executive is required to report, including a requirement that the Executive report to an officer or employee who is not the most senior executive officer of the Company;

(3)

a material breach of Section 3(b) by the Company or an Affiliated Company;

(4)

the Company’s requiring the Executive (i) to be based at any office or location other than as provided in Section 3(a)(1)(B) resulting in a material increase in the Executive’s commute to and from the Executive’s primary residence (for this purpose an increase in the Executive’s commute by 30 miles or more shall be deemed material) or (ii) to be based at a location other than the principal executive offices of the Company if the Executive was employed at such location immediately preceding the Effective Date; or

(5)

any other action or inaction that constitutes a material breach by the Company of this Agreement, including any failure by the Company to comply with and satisfy Section 10(c).

In order to invoke a termination for Good Reason, the Executive shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (1) through (5) within 90 days following the Executive’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition.  In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Executive’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within two years following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.  The Executive’s mental or physical incapacity following the occurrence of an event described above in clauses (1) through (5) shall not affect the Executive’s ability to terminate employment for Good Reason and the Executive’s death following delivery of a Notice of Termination for Good Reason shall not affect the Executive’s estate’s entitlement to severance payments benefits provided hereunder upon a termination of employment for Good Reason.

(d)

Notice of Termination.  Any termination of employment by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b).  “Notice of Termination” means a written notice that (1) indicates the specific termination provision in this Agreement relied upon, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (3) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than 30 days after the giving of such notice) (subject to the Company’s right to cure in the case of a resignation for Good Reason).  The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s respective rights hereunder.

(e)

Date of Termination. “Date of Termination” means (1) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or such later date specified in the Notice of Termination, as the case may be, (2) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination, (3) if the Executive resigns without

Good Reason, the date on which the Executive notifies the Company of such termination, and (4) if the Executive’s employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.  Notwithstanding the foregoing, in no event shall the Date of Termination occur until the Executive experiences a “separation from service” within the meaning of Section 409A of the Code, and the date on which such separation from service takes place shall be the “Date of Termination.”

Section 5.

Obligations of the Company upon Termination; Executive’s Release Obligation.

(a)

By the Executive for Good Reason; By the Company Other Than for Cause, Death or Disability.  If, during the Employment Period, the Company terminates the Executive’s employment other than for Cause, Death or Disability or the Executive terminates employment for Good Reason:

(1)

the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

(A)

the sum of (i) the Executive’s Annual Base Salary through the Date of Termination to the extent not theretofore paid, (ii) the Executive’s business expenses that are reimbursable pursuant to Section 3(b)(4) but have not been reimbursed by the Company as of the Date of Termination; (iii) the Executive’s Annual Bonus for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs, if such bonus has been determined but not paid as of the Date of Termination; (iv) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in sub-clauses (i), (ii), (iii) and (iv), the “Accrued Obligations”) and (v) an amount equal to the product of (x) the Executive’s average Annual Bonus for the three years preceding the year in which the Date of Termination occurs, or, if higher, for the three years preceding the year in which the Effective Date occurs (in each case, annualizing any prorated bonuses for partial years of service with the Company and the Affiliated Companies and disregarding any years during which the Executive was not employed by the Company and the Affiliated Companies) (such higher amount, the “Average Annual Bonus”) and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365 (the “Pro Rata Bonus”);

(B)

the amount equal to the sum of (i) the Executive’s Annual Base Salary and (ii) the Executive’s Average Annual Bonus; and

(2)

For 18 months following the Date of Termination (the “Benefits Period”), the Company shall provide the Executive and his or her eligible dependents with medical and dental insurance coverage (the “Health Care Benefits”) and life insurance benefits no less favorable to those which the Executive and his or her spouse and eligible dependents were receiving immediately prior to the Date of Termination or, if more favorable to such persons, as in effect generally at any time thereafter with respect to other peer executives of the Company and the Affiliated Companies; provided, however, that the Health Care Benefits shall be provided during the Benefits Period in such a manner that such benefits are excluded from the Executive’s income for federal income tax purposes; provided, further, however, that if the Executive becomes re-employed with another employer and is eligible to receive health care benefits under another employer-provided plan, the health care benefits provided hereunder shall be secondary to those provided under such other plan during such applicable period of eligibility.  The receipt of the Health Care Benefits shall be conditioned upon the Executive continuing to pay the Applicable COBRA Premium with respect to the level of coverage that the Executive has elected for the Executive and the Executive’s spouse and eligible dependents (i.e., single, single plus one, or family).  During the Benefits Period, the Company shall pay to the Executive a monthly amount equal to the Applicable COBRA Premium in respect of the maximum level of coverage in effect for the Executive and his or her spouse and dependents at the Date of Termination minus (ii) the monthly employee contribution rate that is paid by Company employees generally for the same or similar coverage, as in effect from time to time (and which amount shall in no event be greater than the employee contribution rate for the applicable level of coverage as in effect immediately prior to the Effective Date), which payment shall be paid in advance on the first payroll day of each month, commencing with the month immediately following the Executive’s Date of Termination.  For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree welfare benefits pursuant to the Company’s retiree welfare benefit plans, if any, the Executive shall be considered to have remained employed until the end of the Benefit Period and to have retired on the last day of such period.  For purposes of this Provision, “Applicable COBRA Premium” means the monthly premium in effect from time to time for coverage provided to former employees of the Company under Section 4980B of the Code and the regulations thereunder with respect to a particular level of coverage (i.e., single, single plus one, or family); and

(3)

except as otherwise set forth in the last sentence of Section 6, to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any Other Benefits (as defined in Section 6) in accordance with the terms of the underlying plans or agreements.

(b)

Death.  If the Executive’s employment is terminated by reason of the Executive’s death during the Employment Period, the Company shall provide the Executive’s estate or beneficiaries with the Accrued Obligations and the Pro Rata Bonus and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement.  The Accrued Obligations and the Pro Rata

Bonus shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.  With respect to the provision of the Other Benefits, the term “Other Benefits” as utilized in this Section 5(b) shall include, without limitation, and the Executive’s estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and the Affiliated Companies to the estates and beneficiaries of peer executives of the Company and the Affiliated Companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive’s estate and/or the Executive’s beneficiaries, as in effect on the date of the Executive’s death with respect to other peer executives of the Company and the Affiliated Companies and their beneficiaries.

(c)

Disability.  If the Executive’s employment is terminated by reason of the Executive’s Disability during the Employment Period, the Company shall provide the Executive with the Accrued Obligations and Pro Rata Bonus and the timely payment or delivery of the Other Benefits in accordance with the terms of the underlying plans or agreements, and shall have no other severance obligations under this Agreement.  The Accrued Obligations and the Pro Rata Bonus shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.  With respect to the provision of the Other Benefits, the term “Other Benefits” as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and the Affiliated Companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive’s family, as in effect at any time thereafter generally with respect to other peer executives of the Company and the Affiliated Companies and their families.

(d)

Cause; Other Than for Good Reason.  If the Executive’s employment is terminated for Cause during the Employment Period, the Company shall provide the Executive with the Executive’s Annual Base Salary through the Date of Termination, and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement.  If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, the Company shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under this Agreement.  In such case, all the Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

(e)

No Duplication of Benefits under 2012 Agreement.  Notwithstanding anything in this Section 5 to the contrary, in the event the Executive becomes entitled to benefits or payments pursuant to this Agreement as the result of a termination of employment which also entitles the Executive to benefits or payments under the 2012

Agreement, benefits or payments, as applicable, under this Agreement shall not be payable or provided to the extent of the duplication.

(f)

Executive’s Obligation to Execute Release of Claims.  Notwithstanding anything herein to the contrary, no benefits or payments shall be provided to the Executive pursuant to Section 5(a) unless, on or prior to the 30th day following the Date of Termination, the Executive timely executes a general waiver and release of claims agreement in a form satisfactory to the Company (the “Release”), which Release shall not have been revoked by the Executive prior to the expiration of the period (if any) during which any portion of such Release is revocable under applicable law.

Section 6.

Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or the Affiliated Companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company or the Affiliated Companies.  Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company or the Affiliated Companies at or subsequent to the Date of Termination (“Other Benefits”) shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.  Without limiting the generality of the foregoing, the Executive’s resignation under this Agreement with or without Good Reason, shall in no way affect the Executive’s ability to terminate employment by reason of the Executive’s “retirement” under, or to be eligible to receive benefits under, any compensation and benefits plans, programs or arrangements of the Company or the Affiliated Companies, including without limitation any retirement or pension plans or arrangements or substitute plans adopted by the Company, the Affiliated Companies or their respective successors, and any termination which otherwise qualifies as Good Reason shall be treated as such even if it is also a “retirement” for purposes of any such plan.  Notwithstanding the foregoing, except with respect to the 2012 Agreement, if the Executive receives payments and benefits pursuant to Section 5(a) of this Agreement, the Executive shall not be entitled to any severance pay or benefits under any severance plan, program or policy of the Company and the Affiliated Companies, unless otherwise specifically provided therein in a specific reference to this Agreement.

Section 7.

Full Settlement; Legal Fees.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right or action that the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and except as specifically provided in Section 5(a)(2), such amounts shall not be reduced whether or not the Executive obtains other employment.  The Company agrees to pay as incurred (within 10 days following the Company’s receipt of an invoice from the Executive), at any time from the Change in Control through the Executive’s remaining lifetime to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code (“Interest”) determined as of the date such legal fees and expenses were incurred.

Section 8.

Section 280G.

(a)

Anything in this Agreement to the contrary notwithstanding, in the event that the Accounting Firm shall determine that receipt of all Payments would subject the Executive to tax under Section 4999 of the Code, the Accounting Firm shall determine whether some amount of Agreement Payments meets the definition of “Reduced Amount.”  If the Accounting Firm determines that there is a Reduced Amount, then the aggregate Agreement Payments shall be reduced to such Reduced Amount.

(b)

If the Accounting Firm determines that the aggregate Agreement Payments should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his or her sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Agreement Payments equals the Reduced Amount); provided, that the Executive shall not be permitted to elect to reduce any Agreement Payment that constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code,  and shall advise the Company in writing of his or her election within ten days of his or her receipt of notice.  If no such election is made by the Executive within such ten day period, the Company shall reduce the Agreement Payments in the following order: (1) by reducing benefits payable pursuant to Section 5(a)(1)(B) of the Agreement and then (2) by reducing amounts payable pursuant to Section 5(a)(2) of the Agreement.  All determinations made by the Accounting Firm under this Section 8 shall be binding upon the Company and the Executive and shall be made within 60 days of the Executive’s Date of Termination.  In connection with making determinations under this Section 8, the Accounting Firm shall take into account the value of any reasonable compensation for services to be rendered by the Executive before or after the Change in Control, including any non-competition provisions that may apply to the Executive and the Company shall cooperate in the valuation of any such services, including any non-competition provisions.

(c)

As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed (each, an “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (each, an “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder.  In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal

Revenue Service against either the Company or the Executive which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be repaid by the Executive to the Company together with Interest; provided, however, that no such repayment shall be required if and to the extent such deemed repayment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.  In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with Interest.

(d)

All fees and expenses of the Accounting Firm in implementing the provisions of this Section 8 shall be borne by the Company.

(e)

Definitions.  The following terms shall have the following meanings for purposes of this Section 8.

(1)

A “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise;

(2)

“Agreement Payment” shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section);

(3)

“Net After-Tax Receipt” shall mean the Present Value of a Payment net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Executive shall certify, in the Executive’s sole discretion, as likely to apply to the Executive in the relevant tax year(s);

(4)

“Accounting Firm” shall mean a nationally recognized certified public accounting firm designated by the Company and reasonably acceptable to the Executive;

(5)

“Present Value” of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code; and

(6)

“Reduced Amount” shall mean the amount of Agreement Payments that (x) is less than the amount of all Agreement Payments prior to any reduction as a result of the application of this Section 8 and (y) results in Net After-Tax Receipts for all Payments that are greater than the Net After-Tax Receipts for all Payments that would result if the Agreement Payments were any other amount less than all Agreement Payments.

Section 9.

Confidential Information.  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or the Affiliated Companies, and their respective businesses, which information, knowledge or data shall have been obtained by the Executive during the Executive’s employment by the Company or the Affiliated Companies and which information, knowledge or data shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement).  After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those persons designated by the Company.  In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

Section 10.

Successors.

(a)

This Agreement is personal to the Executive, and, without the prior written consent of the Company, shall not be assignable by the Executive other than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b)

This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.  Except as provided in Section 10(c), without the prior written consent of the Executive this Agreement shall not be assignable by the Company.

(c)

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  “Company” means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

Section 11.

Miscellaneous.

(a)

This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  Subject to the last sentence of Section 11(g), this Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b)

All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

if to the Executive:

At the most recent address on file at the Company.

if to the Company:

100 Paper Place

Mosinee, Wisconsin 54455

Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

(c)

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)

The Company may withhold from any amounts payable under this Agreement such United States federal, state or local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)

The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Sections 4(c)(1) through 4(c)(5), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f)

The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is “at will” and, subject to Section 1(a), the Executive’s employment may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement.  From and after the Effective Date, except as specifically provided herein with respect to the 2012 Agreement, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof in effect immediately prior to the execution of this Agreement.

(g)

The Agreement is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, shall in all respects be administered in accordance with Section 409A of the Code.  Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement.  Notwithstanding the foregoing provisions of Section 5(a)(1) and 5(a)(2), in the event that the Executive is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the Date of Termination) (a “Specified Employee”), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable and benefits that would otherwise be provided under Section 5(a)(1), 5(a)(2) 5(c) and 5(d) during the six-month period immediately following the Date of Termination shall instead be paid, with Interest determined as of the Date of Termination, or provided on the first business day after the date that is six months following the Executive’s Date of Termination (the “Delayed Payment Date”).  If the Executive dies following the Date of Termination and prior to the payment of the any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Executive’s estate within 30 days after the date of the Executive’s death.  All reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A of the Code, including, without limitation, that (i) in no event shall reimbursements by the Company under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred, provided, that the Executive shall have submitted an invoice for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; (ii) the amount of in-kind benefits that the Company is obligated to pay or provide in any given calendar year (other than medical reimbursements described in Treas. Reg. § 1.409A-3(i)(1)(iv)(B)) shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; (iii) the Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than the Executive’s remaining lifetime (or if longer, through the 20th anniversary of the Effective Date).  Prior to the Change in Control but within the time period permitted by the applicable Treasury Regulations (or such later time as may be permitted under Section 409A or any IRS or Department of Treasury rules or other guidance issued thereunder), the Company may, in consultation with the Executive, modify the Agreement, in the least restrictive manner necessary and without any diminution in the value of the payments to the Executive, in order to cause the provisions of the Agreement to comply with the requirements of Section 409A of the Code, so as to avoid the imposition of taxes and penalties on the Executive pursuant to Section 409A of the Code.

Section 12.

Survivorship.  Upon the expiration or other termination of this Agreement or the Executive’s employment, the respective rights and obligations of the parties hereto shall survive to the extent necessary to carry out the intentions of the parties under this Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

WAUSAU PAPER CORP.

/s/ MICHAEL C. BURANDT

Michael C. Burandt

Chief Executive Officer

EXECUTIVE

/s/ MATTHEW L. URMANSKI

Matthew L. Urmanski